Consent of Independent Accountants



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 19, 1999, relating to the financial statements and financial highlights of Oppenheimer MidCap Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Denver, Colorado
February 22, 2000


n1a\745\745CON